UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


            Date of Report (Date of earliest reported): June 18, 2004



                          STRONGHOLD TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)



           NEVADA                  333-54822                    22-3762832
(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)           File Number)             Identification No.)



    106 ALLEN ROAD, BASKING RIDGE, NJ                              07920
 (Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (908) 903-1195

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ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

To obtain funding for its ongoing operations, Stronghold Technologies, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") on June 18, 2004 for the sale of (i) $3,000,000 in callable convertible secured notes (the "Notes") and (ii) stock purchase warrants to buy 3,000,0000 shares of the Company's common stock (the "Warrants").

On June 18, 2004, the Investors purchased $1,500,000 in Notes and received Warrants to purchase 1,500,000 shares of the Company's common stock. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, the Investors are obligated to provide the Company with additional funds as follows:

         o $500,000 will be funded within five business days of filing a registration statement registering shares of the Company's common stock underlying the Notes and the Warrants; and

         o $1,000,000 will be funded within five business days of the effectiveness of the registration statement.

The Notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at the lower of
(i) $0.70 or (ii) 50% of the average of the three lowest intraday trading prices for the Company's common stock during the 20 trading days before, but not including, the conversion date. The Company may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.57 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the Warrants is adjusted in the event the Company issues common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

All shares of the Company's common stock associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the of the Securities Act of 1933.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.   Description
-----------   -----------

4.1 Securities Purchase Agreement dated June 18, 2004 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.2 Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated June 18, 2004

4.3 Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated June 18, 2004

4.4 Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated June 18, 2004

4.5 Callable Secured Convertible Note in the name of AJW Partners, LLC dated June 18, 2004

4.6 Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated June 18, 2004

4.7 Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated June 18, 2004

4.8           Stock  Purchase  Warrant in the name of AJW Offshore,  Ltd.  dated
              June 18, 2004

4.9           Stock Purchase Warrant in the name of AJW Partners, LLC dated June
              18, 2004

4.10 Registration Rights Agreement dated June 18, 2004 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.11 Security Agreement dated June 18, 2004 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.12 Intellectual Property Security Agreement dated June 18, 2004 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            STRONGHOLD TECHNOLOGIES, INC.



Date:  June 24, 2004                        /s/ Christopher Carey
                                            ----------------------------
                                            Christopher Carey
                                            Chief Executive Officer